Exhibit 4.10

SEVENTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (“Amendment”) is made as of the 26th day of May, 2004 by and among HealthEssentials Solutions, Inc., a Delaware corporation (“Borrower Agent” or “HealthEssentials”), NPPA of America, Inc., a Delaware corporation, NPPA National, LLC, a Texas limited liability company, Specialized Home Health Care Services of Central Florida, Inc., Majj Enterprises, LLC, and Premier Lab Services, Inc. (the “Borrowers” and each individually referred to as a “Borrower”), and Healthcare Business Credit Corporation (“Lender”).

BACKGROUND

A. Borrowers and Lender are parties to a certain Loan and Security Agreement dated as of April 30, 2002 [which] has been and may hereafter be modified and amended from time to time (“Loan Agreement”) pursuant to which Borrowers established certain financing arrangements with Lender. The Loan Agreement and all instruments, documents and agreements executed in connection therewith, or related thereto are referred to herein collectively as the “Loan Documents”. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have requested and Lender has agreed to amend the terms and conditions of the Loan Documents pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1. Amendment. The Loan Agreement is hereby amended and modified in the following manner:

(a) Definitions. The following definition contained in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Revolving Loan Commitment” means an amount equal to $10,500,000.

2. Existing Defaults. Borrowers represent and warrant that as of this date, Events of Default have occurred under the Loan Documents because Borrowers have failed to comply with Section 6.6 of the Loan Agreement for the fiscal quarter ending March 31, 2004 (“Existing Default”) and that no other Event(s) of Default or Unmatured Events of Default are outstanding. The Existing Defaults are preserved, pending fulfillment of Borrowers’ Obligations under the Loan Agreement and under the Loan Documents. Lender entering into this Amendment shall not be deemed a waiver of Lender’s rights and remedies or constitute a course of conduct or dealing on behalf of Lender. Lender specifically reserves all rights and remedies.

3. Representations and Warranties. Each Borrower represents and warrants to Lender that:

(a) All warranties and representations made to Lender under the Loan Agreement and the Loan Documents are true and correct as to the date hereof.

(b) The execution and delivery by each Borrower of this Amendment, the Note and all other documents, instruments, and agreements executed in connection with this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary organizational action, and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

(c) This Amendment, the Note and all other documents, instruments and agreements executed in connection with this Amendment and any assignment, instrument, document, or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with its respective terms.

(d) Other than the Existing Defaults, no Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents.

4. Effectiveness Conditions. This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lender and Lender’s counsel):

(a) Execution and delivery by Borrowers of this Amendment;

(b) Execution and delivery by Borrowers of an Amended and Restated Revolving Credit Note in the original principal amount of $10,500,000 (the “Note”);

(c) Delivery of Borrowers of certified copies of resolutions of each Borrower’s board of directors, general partners, members or managers, as applicable, authorizing the execution of this Amendment, the Note and each document required to be delivered by any Section hereof;

(d) Payment by Borrowers to Lender of a $5,000 non-refundable amendment fee in immediately available funds, which fee is fully earned as of the effectiveness of this Amendment; and

(e) Execution and/or delivery by Borrowers of all agreements, instruments and documents requested by Lender to effectuate and implement the terms hereof and the Loan Documents.

5. Confirmation of Indebtedness. Borrowers hereby acknowledge and confirm that as of the close of business on May 26, 2004, Borrowers are indebted to Lender, without defense, setoff, claim or counterclaim under the Loan Documents, in the aggregate principal amount of $14,666,666.68 (with respect to Revolving Loans, $10,000,000, and with respect to the Term Loan, $4,666,666.68) plus all fees, costs and expenses (including attorneys’ fees) incurred to date in connection with the Loan Documents.

6. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement and Notes shall mean the Loan Agreement as modified by this Amendment, the Notes referenced here, respectively.

7. Collateral. As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement and the Loan Documents, each Borrower reconfirms the prior grant of a security interest in and lien upon and to, all of its right, title and interest in and to the Collateral (including as set forth below), whether now owned or hereafter acquired, created or arising and wherever located.

8. GOVERNING LAW. THIS AMENDMENT, AND ALL MATTERS ARISING HEREUNDER AND RELATED HERETO, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

9. CONSENT TO JURISDICTION. EACH BORROWER AND LENDER HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN TIE STATE OF NEW JERSEY IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER ANY OTHER AGREEMENT OR UNDERTAKING. BORROWERS WAIVE ANY OBJECTION TO IMPROPER VENUE AND FORUM NON-CONVENIENS TO PROCEEDINGS IN ANY SUCH COURT AND ALL RIGHTS TO TRANSFER FOR ANY REASON. EACH BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO THE ADDRESS OF THE APPROPRIATE PARTY SET FORTH HEREIN.

10. WAIVER OF JURY TRIAL. EACH BORROWER AND LENDER HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST LENDER WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE LOAN DOCUMENTS, WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile shall bind the parties hereto.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Dated the date and year first written above.

BORROWERS:	HEALTHESSENTIALS SOLUTIONS, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA OF AMERICA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

NPPA NATIONAL, LLC
By: NPPA OF AMERICA, INC., its sole member

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

SPECIALIZED HOME HEALTH CARE SERVICES OF CENTRAL FLORIDA, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

MAJJ ENTERPRISES, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

PREMIER LAB SERVICES, INC.

	By:	/s/ Norman J. Pfaadt
	Name:	Norman J. Pfaadt
	Title:	CFO

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LENDER:	HEALTHCARE BUSINESS CREDIT CORPORATION

	By:	/s/ Michael D. Gervais
	Name:	Michael D. Gervais
	Title:	Vice President

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